SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

March 10, 2006
Date of Report (Date of earliest event reported)

METALDYNE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-12068	38-2513957
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

47659 Halyard Drive, Plymouth, Michigan 48170
(Address of principal executive offices)

(734) 207-6200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 10, 2006, Metaldyne Corporation’s (the “Company”) subsidiaries, Metaldyne Company LLC and Metaldyne Precision Forming — Fort Wayne, Inc. (together, the “Sellers”), closed the sale to FormTech Industries LLC (the “Buyer”) of their equipment, machinery, raw materials and other assets relating to the Sellers’ business of supplying forged metal components to the automotive light vehicle market (the “Forgings Business”). In consideration for the Forgings Business, the Sellers received consideration of approximately $128 million, consisting of $79 million in cash, the retention of trade accounts receivable (approximately $41 million as of March 10, 2006), the assumption by the Buyer of $7.5 million of outstanding indebtedness of the Forging Business, the assumption by the Buyer of other working capital items and the assumption by the Buyer of specified liabilities. The purchase price is subject to certain post-closing adjustments including adjustments for net working capital to the extent the net working capital at closing is greater or less than $5.7 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 15, 2006

                                                 METALDYNE CORPORATION

                                                  By:     /s/ Jeffrey M. Stafeil
                                                             Name:  Jeffrey M. Stafeil
                                                             Title:    Executive Vice President
                                                                          and Chief Financial Officer